Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 6, 2009, File No. 333-157748 of Global Health Voyager, Inc. (Formerly known as NT Media Corp. of California, Inc.) of our report dated May 9, 2012 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Global Health Voyager, Inc. for the year ended December 31, 2011.

Goldman Kurland and Mohidin, LLP

Encino, California

May 9, 2012